Registration No. 333-_________

    As filed with the Securities and Exchange Commission on December 16, 2009

                                 UNITED STATES
                            SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549
                              ___________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ESSA Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

           Pennsylvania                              20-8023072
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                200 Palmer Street
                         Stroudsburg, Pennsylvania 18360
                    (Address of Principal Executive Offices)

                          ESSA Bank & Trust 401(k) Plan
                            (Full Title of the Plan)

                                   Copies to:

      Mr. Gary S. Olson                            Marc P. Levy, Esquire
  President and Chief Executive Officer    Luse Gorman Pomerenk & Schick, P.C.
        ESSA Bancorp, Inc.                  5335 Wisconsin Ave., N.W., Suite 780
      200 Palmer Street                          Washington, DC 20015-2035
 Stroudsburg, Pennsylvania 18360                (202) 274-2000
     (570) 421-0531
  (Name, Address and Telephone
    Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]   Accelerated filer [x]   Non-accelerated filer [ ]
Smaller reporting company [ ]
                  (Do not check if a smaller reporting company)

                      ------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Participation Interests             (1)                  __                     __                     (2)
--------------------------------------------------------------------------------------------------------------------

-----------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)  Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

                           --------------------------

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan  Information  and Registrant  Information  and Employee Plan
               Annual Information

     This Registration Statement relates to the registration of an indeterminate number of participation interests in the ESSA Bank & Trust 401(k) Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Prospectus (Commission File No. 333-139157) filed with the Commission on February 22, 2007 pursuant to Rule 424(b)(3) of the Securities Act;

     b) The Company's Annual Report on Form 10-K for the year ended September 30, 2009 (File No. 001-33384), filed with the Commission on December 11, 2009, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

     c) The Company's Form 11-K for the ESSA Bank & Trust 401(k) Plan for the year ended December 31, 2008 (File No. 001-33384), filed with the Commission on June 29, 2009, pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended;

     d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

     e) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on March 27, 2007 (File No. 001-33384).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Indemnification of Directors and Officers of ESSA Bancorp, Inc. Article VI of the bylaws of ESSA Bancorp, Inc., a Pennsylvania corporation (the "Corporation") set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such.

                           Article VI; Indemnification

     6.1 Persons Covered. Subject to, and in accordance with, the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, trustee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

      6.2 Derivative Actions.

     (a) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.2(b), for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

     (b) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation, a person named in Section 6.1 shall be indemnified only if:

     (1) such person is successful on the merits or otherwise; or

     (2) such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Corporation unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      6.3 Third-Party Actions.

     (a) In case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a third-party action, against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.3(b), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the third-party action, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement,
(iii) judgments, and (iv) fines.

     (b) In case of a third-party action, a person named in Section 6.1 shall be indemnified only if:

     (1) such person is successful on the merits or otherwise; or

     (2) such person acted in good faith in the transaction that is the subject of the third-party action and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful. The termination of a third-party action by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this Section 6.3(b).

     6.4 Determination That Standard Has Been Met. A determination that the standard of either Section 6.2(b) or 6.3(b) has been satisfied may be made by a court, or, except as stated in the record sentence of Section 6.2(b), the determination may be made by:

          (1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit, or proceeding;

          (2) if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) the shareholders of the Corporation.

     6.5 Proration. Anyone making a determination under Section 6.4 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     6.6 Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit, or proceeding described in Section 6.1 shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     6.7 Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     6.8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

     6.9 Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article VI.

     6.10 Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI, and no amendment or termination of any trust fund or other fund created pursuant to Section 6.9 hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

     6.11 Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article VI, the Corporation shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

     6.12 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

     If the laws of the Commonwealth of Pennsylvania are amended to permit further indemnification of the directors, officers, employees, and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by law. Any repeal or modification of this Article VI by the Board of Directors or the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or agent existing at the time of such repeal or modification.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                                                 Reference to Prior Filing or
Exhibit Number                      Document                                   Exhibit No. Attached Hereto
--------------                      --------                                   ---------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

         99       Prospectus Supplement                                         **

     -------------------------

* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-139157) originally filed by the Company under the Securities Act with the Commission on December 7, 2006, and all amendments or reports filed for the purpose of updating such description.

** Incorporated by reference to the Pre-effective Amendment No. 1 to Form S-1 (Commission File No. 333-139157) filed by the Company under the Securities Act with the Commission on January 22, 2007.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stroudsburg, Commonwealth of Pennsylvania, on this 15th day of December, 2009.



                                          ESSA BANCORP, INC.




                                   By:    /s/ Gary S. Olson
                                          Gary S. Olson
                                          President and Chief Executive Officer
                                              (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of ESSA Bancorp, Inc. (the "Company") hereby severally constitute and appoint Gary S. Olson, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Gary S. Olson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests under the ESSA Bank & Trust 401(k) Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated
below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Gary S. Olson shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                                          Date
----------                                  -----                                          ----



/s/ Gary S. Olson                           President and Chief Executive Officer       December 15, 2009
------------------------------------        (Principal Executive Officer)
Gary S. Olson




/s/ Allan A. Muto                           Executive Vice President and                December 15, 2009
------------------------------------        Chief Financial Officer
Allan A. Muto                               (Principal Financial and Accounting
                                            Officer)



/s/ John E. Burrus                          Director                                    December 15, 2009
------------------------------------

John E. Burrus



/s/ William P. Douglass                     Director                                    December 15, 2009
------------------------------------
William P. Douglass




/s/ Daniel J. Henning                       Director                                    December 15, 2009
------------------------------------
Daniel J. Henning




/s/ Frederick E. Kutteroff                  Director                                    December 15, 2009
------------------------------------
Frederick E. Kutteroff




/s/ Robert C. Selig, Jr.                    Director                                    December 15, 2009
------------------------------------
Robert C. Selig, Jr.



/s/ John S. Schoonover, Jr.                Director                                     December 15, 2009
------------------------------------
John S. Schoonover, Jr.



/s/ William A. Viechnicki                   Director                                    December 15, 2009
------------------------------------
William A. Viechnicki




/s/ Elizabeth B. Weekes                     Director                                    December 15, 2009
------------------------------------
Elizabeth B. Weekes


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stroudsburg, Commonwealth of Pennsylvania, on December 15, 2009.



                                                 ESSA Bank & Trust 401(k) Plan




                                            By:     /s/ Thomas J. Grayuski
                                                    ---------------------------
                                            Title:  Plan Administrator
                                                    ---------------------------

                                  EXHIBIT INDEX

Regulation S-K                                                                 Reference to Prior Filing or
Exhibit Number                      Document                                   Exhibit No. Attached Hereto
--------------                      --------                                   ---------------------------


         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

         99       Prospectus Supplement                                         **

-----------------------

     * Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-139157) originally filed by the Company under the Securities Act with the Commission on December 7, 2006, and all amendments or reports filed for the purpose of updating such description.

     ** Incorporated by reference to the Pre-effective Amendment No. 1 to Form S-1 (Commission File No. 333-139157) filed by the Company under the Securities Act with the Commission on January 22, 2007.